UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  November 10, 2011 (November 9, 2011)

CRIMSON EXPLORATION INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-12108 (Commission File Number)	20-3037840 (IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002
(Address of Principal Executive Offices)

(713) 236-7400
(Registrant’s telephone number, including area code)

_____________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))
[]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02Results of Operations and Financial Condition.

On November 9, 2011, Crimson Exploration Inc. issued a press release announcing financial results for the third quarter ended September 30, 2011.  The press release is included in this report as Exhibit 99.1.

As provided in General Instruction B.2. of Form 8-K, the information in this Item 2.02 (including the press release attached as Exhibit 99.1 incorporated by reference in this Item 2.02) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated November 9, 2011

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON EXPLORATION INC.

Date:	November 10, 2011	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit Number	Description
99.1	Press Release dated November 9, 2011

4

EXHIBIT 99.1
Crimson Exploration Announces Third Quarter 2011 Financial Results
HOUSTON, November 9, 2010 (BUSINESS WIRE) -- Crimson Exploration Inc. (NasdaqGM:CXPO) today announced financial results for the third quarter and first nine months of 2011.

Third Quarter Highlights

•	Increased oil and liquids revenue to $14.9 million, or 55% of product revenue
•	Increased oil and liquids production to 2,186 barrels per day, a 21% increase over the prior year quarter
•	EBITDAX of $22.5 million for the quarter, a 45% increase over third quarter of 2010
•	Increased 2011 CAPEX program by 30% to increase Eagle Ford drilling

Summary Financial Results

The Company reported net income of $0.5 million, or $0.01 per basic share, for the third quarter of 2011 compared to a net loss of $3.8 million, or ($0.10) per basic share, for the third quarter of 2010.  Special non-cash items impacting the third quarter of 2011 were an unrealized pre-tax gain of $4.2 million related to the mark-to-market valuation requirement on our commodity price hedges and a $4.8 million leasehold impairment charge. In the third quarter of 2010, we recognized an unrealized pre-tax loss of $1.3 million related to the mark-to-market valuation requirement on our commodity price and interest rate hedges.  Exclusive of these special items, net income for the third quarter of 2011 would have been $0.8 million, compared to a net loss of $2.4 million in 2010.  Adjusted EBITDAX, as defined below, was $22.5 million in the third quarter of 2011, a 45% increase over Adjusted EBITDAX of $15.5 million for the prior year quarter.

Revenues for the third quarter of 2011 were $28.9 million compared to revenues of $24.4 million in the prior year quarter on an approximate 23% increase in production, offset in part by a 4% decrease in realized commodity prices. Revenue from oil and liquids production increased to 55% of product revenue, or $14.9 million, related to our shift to oil and liquids weighted opportunities in the second and third quarters of 2011.

Production for the third quarter of 2011 was 4.2 Bcfe, or approximately 45,200 Mcfe per day, compared to production of 3.4 Bcfe, or approximately 36,800 Mcfe per day, in the third quarter of 2010, a 23% increase resulting from the success of our 2010 and 2011 drilling and workover programs.  In the third quarter of 2011, oil and liquids production increased to 2,186 barrels per day, or 21% over the previous year quarter.

The weighted average field sales price in the third quarter of 2011 (before the effects of realized gains/losses on our commodity price hedges) was $6.50 per Mcfe compared to an average sales price of $5.63 for the third quarter of 2010, an increase resulting from higher oil prices and a higher percentage of oil and liquids production.  The weighted average realized sales price in the third quarter of 2011 (including the effects of realized gains/losses on our commodity price hedges) was $6.96 per Mcfe compared to a weighted average realized sales price of $7.21 per Mcfe for the third quarter of 2010. The decrease in realized hedging results for 2011 was due to the 2010 expiration of more favorable hedges put in place during a higher commodity price environment.

Lease operating expenses for the third quarter of 2011 were $0.9 million, or $0.22 per Mcfe, compared to $3.6 million, or $1.06 per Mcfe, in the third quarter of 2010.  The decrease was due primarily to a $2.3 million reduction in direct operating expenses associated with a change in our accounting estimate for the quarter-end accrued liability for direct operating expenses. In the fourth quarter of 2011, we anticipate direct lease operating expenses to range between $3.3 and $3.6 million as new wells are brought on production.

Production and ad valorem tax expenses for the third quarter of 2011 were $1.6 million, or $0.39 per Mcfe, compared to $1.4 million, or $0.41 per Mcfe, for the third quarter of 2010, a slight increase due to higher production and field commodity prices in the third quarter of 2011.

Depreciation, depletion and amortization (“DD&A”) expense for the third quarter of 2011 was $13.4 million, or $3.24 per Mcfe, compared to $12.0 million, or $3.56 per Mcfe, for the third quarter of 2010.  DD&A expense increased due to higher production, offset, in part, by the lower DD&A rate.

Non-cash impairment and abandonment of oil and gas properties for the third quarter of 2011 was $4.8 million primarily due to the previously announced, ratable impairment of unproved leasehold cost associated primarily with our East Texas acreage position. As previously disclosed, this charge will decrease significantly in the fourth quarter of 2011 as the vast majority of the undeveloped East Texas acreage expirations will have been recorded.

General and administrative expense in the third quarter of 2011 was $4.6 million, or $1.12 per Mcfe, compared to $4.5 million, or $1.33 per Mcfe, in the prior year quarter. Cash general and administrative expenses for the third quarter of 2011, exclusive of non-cash stock option expense recognized, was $4.1 million, or $0.99 per Mcfe, compared to $4.0 million, or $1.20 per Mcfe, for the third quarter of 2010.

Capital expenditures for the third quarter of 2011 were $17.6 million, consisting of approximately $4 million in Southeast Texas and $13 million in South Texas. As previously announced, Crimson increased its total 2011 capital budget by 30% to an estimated $78 million to accelerate oil weighted drilling activities in the Eagle Ford Shale.  Year to date, Crimson has invested approximately $61.5 million in its capital program. Capital expenditures for the fourth quarter will remain almost entirely focused on oil and liquids rich projects.

Selected Financial and Operating Data

The following table reflects certain comparative financial and operating data for the three and nine month periods ended September 30, 2011 and 2010:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2011	2010	%	2011	2010	%
Total Volumes Sold:
Natural gas (Mcf)	2,948,021	2,390,868	23%	9,234,785	6,432,283	44%
Crude oil (barrels)	98,523	63,755	55%	282,774	178,825	58%
Natural gas liquids (barrels)	102,595	101,992	1%	324,670	243,859	33%
Natural gas equivalents (Mcfe)	4,154,729	3,385,350	23%	12,879,449	8,968,387	44%

Daily Sales Volumes:
Natural gas (Mcf)	32,044	25,988	23%	33,827	23,561	44%
Crude oil (barrels)	1,071	693	55%	1,036	655	58%
Natural gas liquids (barrels)	1,115	1,109	1%	1,189	893	33%
Natural gas equivalents (Mcfe)	45,160	36,797	23%	47,177	32,851	44%

Average sales prices (before hedging):
Gas	$4.11	$4.48	-8%	$4.04	$4.61	-12%
Oil	96.21	75.72	27%	100.59	76.40	32%
NGLs	52.74	34.60	52%	48.28	39.27	23%
Mcfe	6.50	5.63	15%	6.32	5.90	7%

Average sales price (after hedging):
Gas	$5.00	$6.47	-23%	$4.87	$6.76	-28%
Oil	89.99	84.76	6%	90.95	84.42	8%
NGLs	51.66	34.60	49%	47.65	39.27	21%
Mcfe	6.96	7.21	-3%	6.69	7.60	-12%

Selected Costs ($ per Mcfe):
Lease operating expenses	$0.22	$1.06	-79%	$0.75	$1.27	-41%
Production and ad valorem taxes	$0.39	$0.41	-6%	$0.42	$0.51	-17%
Depreciation and depletion expense	$3.24	$3.56	-9%	$3.21	$3.68	-13%
General and administrative expense (cash)	$0.99	$1.20	-17%	$0.91	$1.40	-35%
Interest expense	$1.46	$1.71	-15%	$1.48	$1.83	-19%

Adjusted EBITDAX (1)	$22,452,540	$15,507,070	45%	$59,956,394	$40,054,757	50%

Capital expenditures
Property acquisition – proved	$241	$—		$940,586	$—
Leasehold acquisitions	5,217,469	1,190,556		7,691,567	6,200,604
Exploratory	(395,354)	52,311		5,625,125	716,538
Development	12,769,690	15,905,320		47,253,309	32,290,340
Other	—	—		5,416	10,316
	$17,592,046	$17,148,187		$61,516,003	$39,217,798

Weighted Average Shares Outstanding
Basic	45,121,172	38,819,780		45,084,200	38,655,038
Diluted	45,166,566	38,819,780		45,084,200	38,655,038

(1)	Adjusted EBITDAX is a non-GAAP financial measure. See below for a reconciliation to net income (loss).

CRIMSON EXPLORATION INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2011	2010
	(unaudited)
ASSETS
Accounts receivable	$13,708,373	$14,225,932
Current mark to market value of derivatives	5,187,396	6,836,366
Other current assets	227,384	168,766
Deferred tax asset (current and non-current)	14,582,671	9,010,118
Net property and equipment	386,059,372	380,046,432
Other non-current assets	2,008,579	2,399,212

TOTAL ASSETS	$421,773,775	$412,686,826

LIABILITIES AND STOCKHOLDERS' EQUITY
Current mark to market value of derivatives	$—	$3,043,078
Other current liabilities	54,261,648	44,326,994
Long-term debt	183,785,679	172,013,490
Non-current mark to market value of derivatives	—	—
Other non-current liabilities	9,699,365	9,772,293
Total stockholders’ equity	174,027,083	183,530,971

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$421,773,775	$412,686,826

CRIMSON EXPLORATION INC.
 CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

OPERATING REVENUES
Oil, gas and natural gas liquids sales	$28,914,071	$24,407,732	$86,200,796	$68,163,902
Operating overhead and other income	180,926	128,175	505,014	434,807
Total operating revenues	29,094,997	24,535,907	86,705,810	68,598,709

OPERATING EXPENSES
Lease operating expenses	912,698	3,583,572	9,600,620	11,420,069
Production and ad valorem taxes	1,615,539	1,399,292	5,454,014	4,580,119
Exploration expenses	573,697	1,311,678	954,906	1,994,794
Depreciation, depletion and amortization	13,445,305	12,035,848	41,311,873	32,973,530
Impairment and abandonment of oil and gas properties	4,810,708	—	14,220,733	—
General and administrative	4,636,803	4,501,413	13,171,622	13,897,108
(Gain) loss on sale of assets	—	(10,453)	—	420,366
Total operating expenses	25,994,750	22,821,350	84,713,768	65,285,986

INCOME FROM OPERATIONS	3,100,247	1,714,557	1,992,042	3,312,723

OTHER INCOME (EXPENSE)
Interest expense, net of amount capitalized	(6,045,543)	(5,785,042)	(19,028,127)	(16,387,881)
Other financing cost	(269,756)	(776,137)	(1,441,626)	(2,349,167)
Unrealized (loss) gain on derivative instruments	4,222,523	(1,258,326)	2,059,233	265,899
Total other income (expense)	(2,092,776)	(7,819,505)	(18,410,520)	(18,471,149)

INCOME (LOSS) BEFORE INCOME TAXES	1,007,471	(6,104,948)	(16,418,478)	(15,158,426)

Income tax (expense) benefit	(480,871)	2,285,040	5,572,553	5,176,483

NET INCOME (LOSS)	$526,600	$(3,819,908)	$(10,845,925)	$(9,981,943)

Non-GAAP Financial Measures

EBITDAX represents net income (loss) before interest expense, taxes, and depreciation, amortization and exploration expenses.  Adjusted EBITDAX represents EBITDAX as further adjusted to reflect the items set forth in the table below, all of which will be required in determining our compliance with financial covenants under the credit agreements representing our senior credit facility and our second lien credit facility.

We have included EBITDAX and Adjusted EBITDAX in this release to provide investors with a supplemental measure of our operating performance and information about the calculation of some of the financial covenants that are contained in our credit agreements.  We believe EBITDAX is an important supplemental measure of operating performance because it eliminates items that have less bearing on our operating performance and so highlights trends in our core business that may not otherwise be apparent when relying solely on GAAP financial measures.  We also believe that securities analysts, investors and other interested parties frequently use EBITDAX in the evaluation of companies, many of which present EBITDAX when reporting their results.  Adjusted EBITDAX is a material component of the covenants that are imposed on us by our credit agreements.  We are subject to financial covenant ratios that are calculated by reference to Adjusted EBITDAX.  Non-compliance with the financial covenants contained in these credit agreements could result in a default, an acceleration in the repayment of amounts outstanding, and a termination of lending commitments.  Our management and external users of our financial statements, such as investors, commercial banks, research analysts and others, also use EBITDAX and Adjusted EBITDAX to assess:

the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness;

our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure; and

the feasibility of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.

EBITDAX and Adjusted EBITDAX are not presentations made in accordance with generally accepted accounting principles, or GAAP.  As discussed above, we believe that the presentation of EBITDAX and Adjusted EBITDAX in this release is appropriate.  However, when evaluating our results, you should not consider EBITDAX and Adjusted EBITDAX in isolation of, or as a substitute for, measures of our financial performance as determined in accordance with GAAP, such as net income (loss).  EBITDAX and Adjusted EBITDAX have material limitations as performance measures because they exclude items that are necessary elements of our costs and operations.  Because other companies may calculate EBITDAX and Adjusted EBITDAX differently than we do, EBITDAX may not be, and Adjusted EBITDAX as presented in this release is not, comparable to similarly-titled measures reported by other companies.

The following table reconciles net income to EBITDAX and Adjusted EBITDAX for the periods presented:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Net income (loss)	$526,600	$(3,819,909)	$(10,845,925)	$(9,981,944)
Interest expense	6,045,543	5,785,042	19,028,127	16,387,881
Income (benefit) tax expense	480,871	(2,285,040)	(5,572,553)	(5,176,483)
Depreciation and amortization	13,445,305	12,035,848	41,311,873	32,973,530
Exploration expense	573,697	346,102	954,906	792,762
EBITDAX	21,072,016	12,062,044	44,876,428	34,995,746

Unrealized loss (gain) on derivative instruments	(4,222,523)	1,258,326	(2,059,233)	(265,899)
Non-cash equity-based compensation charges	522,583	455,440	1,476,840	1,353,344
Impairment and abandonment of oil and gas properties	4,810,708	965,576	14,220,733	1,202,033
Amortization of deferred finance costs	269,756	776,137	1,441,626	2,349,167
(Gain) loss on sale of assets	—	(10,453)	—	420,366
Adjusted EBITDAX	$22,452,540	$15,507,070	$59,956,394	$40,054,757

Updated Guidance for Fourth Quarter 2011

The Company is providing the following updated guidance for the fourth calendar quarter of 2011.  Figures for lease operating expenses, production and ad valorem taxes, cash general and administrative expenses and DD&A are based on the midpoint of the production guidance range.

Fourth quarter 2011 production	39,000 – 43,000 mcfe per day

Lease operating expenses ($M)	$3.3 - $3.6

Production and ad valorem taxes	8% of actual prices

Cash G&A ($M)	$3.9 – $4.2

DD&A rate	$3.10 – $3.25 per mcfe

Teleconference Call

Crimson management will hold a conference call to discuss the information described in this press release on November 10, 2011 at 9:30a.m. CST.  Those interested in participating in the earnings conference call may do so by calling the following phone number: 888-437-9357, (International 719-325-2409) and entering the following participation code 4153260.  A replay of the call will be available from November 10, 2011 at 12:30pm CST through November 17, 2011 at 12:30pm CST by dialing toll free 888-203-1112, (International 719-457-0820) and asking for replay ID code 4153260.

Crimson Exploration is a Houston, TX-based independent energy company engaged in the acquisition, development, exploitation and production of crude oil and natural gas, primarily in the onshore Gulf Coast regions of the United States.  The Company owns and operates conventional properties in Texas, Louisiana, Colorado and Mississippi, approximately 6,000 net acres in the Haynesville Shale, Mid-Bossier, and James Lime plays in San Augustine and Sabine counties in East Texas, approximately 8,000 net acres in the Eagle Ford play in South Texas, approximately 15,500 net acres in Madison and Grimes counties in Southeast Texas and approximately 11,000 net acres in the Denver Julesburg Basin of Colorado.

Additional information on Crimson Exploration Inc. is available on the Company's website at http://crimsonexploration.com.

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (“SEC”).  Such statements include those concerning Crimson’s strategic plans, expectations and objectives for future operations.  All statements included in this press release that address activities, events or developments that Crimson expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements are based on certain assumptions Crimson has made based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond Crimson’s control.  Statements regarding future production, revenue and cash flow are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas.  These risks include, but are not limited to, commodity price changes, inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes and the potential lack of capital resources. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.  Please refer to our filings with the SEC, including our Form 10-K for the year ended December 31, 2010, for a further discussion of these risks.

Contact:  Crimson Exploration Inc., Houston, TX
  E. Joseph Grady, 713-236-7400

Source:    Crimson Exploration Inc.